Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(267,562)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,983,683
Dividend Income	45,548
Interest Income	33,500
ETF Transaction Fees	700
Total Income (Loss)	$1,795,869

Expenses
General Partner Management Fees	$9,449
Professional Fees	24,732
Brokerage Commissions	477
Directors' Fees and insurance	449
License fees	236
Total Expenses	$35,343
Net Income (Loss)	$1,760,526

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/24	$18,470,740
Additions (100,000 Shares)	727,521
Withdrawals ((100,000) Shares)	(765,912)
Net Income (Loss)	1,760,526

Net Asset Value End of Month	$20,192,875
Net Asset Value Per Share (2,550,000 Shares)	$7.92

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596